                                                                  Exhibit (d)(7)

February 27, 2004


Atlas Advisers, Inc.
794 Davis Street
San Leandro, CA  94577

Re:  Expense Limitation Agreement

Ladies and Gentlemen:

This will confirm our agreement with respect to the reduction by you in the operating expenses for the various series (each a "Fund") of Atlas Funds (the "Company").

You have agreed that, during the Company's fiscal year ended December 31, 2004, you will waive investment management fees and reimburse other operating expenses of each Fund to the extent necessary to ensure that the total operating expenses of each Fund do not exceed the percentage set forth in Exhibit A of the average daily net assets of the Fund (the "Expense Cap").

This letter supersedes all prior agreements between us with respect to such Expense Caps.

Please sign this letter below to confirm our agreement regarding this matter.

Very truly yours,

ATLAS FUNDS


By:  /s/ Matthew L. Sadler
   ---------------------------------
         Matthew L. Sadler


Agreed to this 27th day of February 2004:

ATLAS ADVISERS, INC.


By:  /s/ Matthew L. Sadler
   ---------------------------------
        Matthew L. Sadler
        Senior Vice President

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                                FEBRUARY 27, 2004

                                  EXHIBIT A TO
                          EXPENSE LIMITATION AGREEMENT

                                                                                  EXPENSE
                   FUND                                                         CAP SCHEDULE
                   ----                                                         ------------
     Atlas U.S. Treasury Money Fund                                                0.76%

     Atlas California Municipal Money Fund                                         0.60%

     Atlas Money Market Fund                                                       0.50%

     Atlas Emerging Growth Fund                                                    1.74%

     Atlas Value Fund                                                              1.40%

     Atlas Balanced Fund                                                           1.35%

     Atlas Fund of Funds                                                           0.90%

     Atlas S&P 500 Index Fund                                                      0.50%

     Atlas American Enterprise Bond Fund                                           0.50%


ATLAS FUNDS


By:  /s/ Matthew L. Sadler
   ---------------------------
         Matthew L. Sadler


Agreed to this 27th day of February 2004:

ATLAS ADVISERS, INC.


By:  /s/ Matthew L. Sadler
   ------------------------
         Matthew L. Sadler
         Senior Vice President